Exhibit 99.1

Parkway Properties, Inc. Reports 2004 Fourth Quarter Results

          JACKSON, Miss., Feb. 7 /PRNewswire-FirstCall/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its fourth quarter ended December 31, 2004.

          Consolidated Financial Results

*

Net income available to common shareholders for the three months ended December 30, 2004 was $8,412,000 ($.70 per diluted share) compared to $4,717,000 ($.43 per diluted share) for the three months ended December 31, 2003. Net income available to common shareholders for the twelve months ended December 31, 2004 was $19,529,000 ($1.70 per diluted share) compared to $29,119,000 ($2.79 per diluted share) for the twelve months ended December 31, 2003.  Gains on a note receivable and the sale of joint venture interests of $4,309,000 were included in net income available to common stockholders for the twelve months ended December 31, 2004. Gains on the sale of joint venture interests and real estate of $10,661,000 were included in net income available to common stockholders for the twelve months ended December 31, 2003.  Additionally, a $2,619,000 non-cash adjustment for original issue costs related to the redemption of Series A Preferred Stock was recorded during the twelve months ended December 31, 2003.  The Series A Preferred Stock was originally issued in April of 1998.

*

Funds from operations (“FFO”) applicable to common shareholders totaled $15,536,000 ($1.23 per diluted share) for the three months ended December 31, 2004 compared to $12,612,000 ($1.08 per diluted share) for the three months ended December 31, 2003.  FFO totaled $54,530,000 ($4.51 per diluted share) for the twelve months ended December 31, 2004 compared to $48,857,000 ($4.38 per diluted share) for the twelve months ended December 31, 2003.  A gain on a note receivable of $774,000 ($.06 per diluted share) was included in FFO for the twelve months ending December 31, 2004.  A non-cash adjustment for original issue costs related to the redemption of Series A Preferred Stock of $2,619,000 ($.21 per diluted share) and a gain on the sale of land of $362,000 ($.03 per diluted share) were included in FFO for the twelve months ending December 31, 2003.  A reconciliation of FFO to net income is included in this press release.

*

Funds available for distribution (“FAD”) totaled $8,267,000 for the three months ended December 31, 2004 compared to $8,705,000 for the three months ended December 31, 2003.  FAD totaled $27,577,000 for the twelve months ended December 31, 2004 compared to $30,254,000 for the twelve months ended December 31, 2003. A reconciliation of FAD to net income is included in this press release.

Acquisitions and Sales

*

On December 14, 2004, the Company closed the previously announced sale of an 80% interest in three assets to Rubicon America Trust, an Australian listed trust, which is advised by the Greenwich Group International (the “Rubicon Joint Venture”).  The properties included in the 550,000 square foot venture are Lakewood and Falls Pointe in Atlanta and Carmel Crossing in Charlotte. The sale values the properties at a total of $66.7 million, which equates to $121 per square foot. Parkway recognized a net acquisition fee of approximately $2 million in addition to the sales price and recorded a gain on the sale of $3.5 million in the fourth quarter. Parkway Realty Services will continue to manage, lease and operate the buildings.  The joint venture is accounted for using the equity method of accounting.

*

On January 5, 2005, the Company entered into an agreement to purchase the 70% interest held by Investcorp International, Inc., its joint venture partner, in the property known as 233 North Michigan Avenue in Chicago, Illinois. The terms of the agreement place total building value at $194.3 million or $182 per square foot. The Company will close the investment in two stages. The Company closed 90% of the purchase on January 14, 2005. The second closing for the remainder of Investcorp’s interest will occur following lender and rating agency approval, which is expected within ninety days. At closing, the Company earned a $400,000 incentive fee from Investcorp based upon the economic returns generated over the life of the partnership. The purchase was funded with proceeds from the previously announced sale of 1.6 million shares of common stock to Citigroup Global Markets, Inc. on January 10, 2005 and the assumption of an existing first mortgage on the property.

*

In early March, the Company expects, subject to the completion of due diligence, to purchase for approximately $29.3 million two adjacent buildings in downtown Jacksonville, Florida. In addition to the purchase price the Company expects to invest an additional $4.3 million in improvements. The buildings, which total slightly in excess of 300,000 square feet, are approximately 93% leased. The purchase will be funded via the remaining proceeds from the Company’s January 2005 equity offering as well as its existing line of credit.

Operations and Leasing

*

Parkway’s customer retention rate for the three months ending December 31, 2004 was 45% compared to 79% for the quarter ending September 30, 2004 and 48% for the quarter ending December 31, 2003.  Customer retention for the twelve months ending December 31, 2004 was 70% compared to 58% for the twelve months ending December 31, 2003.

*

As of January 1, 2005, occupancy of the office portfolio was 91% compared to 90.7% as of October 1, 2004 and 87.9% as of January 1, 2004. Not included in the January 1, 2005 occupancy rate are 37 signed leases totaling 150,000 square feet, which commence during the first through third quarters of 2005.  After adjusting for the additional leasing, the percentage leased would increase to 92.3%.

*

During the quarter ending December 31, 2004, leases were renewed or expanded on 188,000 net rentable square feet at an average rental rate decrease of 3.6% and a cost of $2.51 per square foot per year of the lease term in committed tenant improvements and leasing commissions. New leases were signed during the quarter on 86,000 net rentable square feet at a cost of $3.22 per square foot per year of the lease term in committed tenant improvements and leasing commissions.  During the twelve months ending December 31, 2004, leases were renewed or expanded on 1,351,000 net rentable square feet at an average cost of $1.78 per square foot per year of the lease term in committed tenant improvements and leasing commissions.  New leases were signed during the twelve months ended December 31, 2004 on 718,000 net rentable square feet at an average cost of $3.09 per square foot per year of the lease term in committed tenant improvements and leasing commissions.

*

Same store assets produced a decrease in net operating income (“NOI”) of $6,536,000 or 8.9% for the twelve months ended December 31, 2004 compared to the same period of the prior year.  Without the impact of straight line rents, the decrease in same store NOI for the twelve months ended December 31, 2004 would have been 10.9%.  The decrease in same store revenue for the twelve months ended December 31, 2004 compared to the same period of 2003 was 78% due to lower occupancy and resulting revenues.  The increase in year-to-date same store expenses was due primarily to higher utility costs.

Capital Markets, Financing and Private Equity

*

The Company’s previously announced cash dividend of $.65 per share for the quarter ended December 31, 2004 represents a payout of approximately 52.7% of FFO per diluted share. The fourth quarter dividend was paid on December 29, 2004 and equates to an annualized dividend of $2.60 per share, a yield of 5.60% on the closing stock price on February 4, 2005 of $46.40. This dividend is the 73rd consecutive quarterly distribution to Parkway’s shareholders of common stock.

*	As of December 31, 2004 the Company’s debt-to-total market capitalization ratio was 40.6% compared to 45.2% as of September 30, 2004.

*

Simultaneous with closing the Rubicon Joint Venture, the entity that owns the properties closed a $52 million mortgage secured by the properties.  The non-recourse first mortgage has a fixed interest rate of 4.86%, is interest only for the first four years, amortizes over 30 years thereafter and matures in seven years. Greenwich Group International acted as placement agent for the debt. Parkway received net cash proceeds from the sale and the financing of approximately $58 million, which was used to reduce short-term borrowings under the Company’s lines of credit.  Parkway’s share of the venture’s debt is 14%, which will be included in the calculation of the ratio of debt to total market capitalization. Also, simultaneous with closing, the Company repaid the outstanding $4.5 million first mortgage on its Lakewood asset at a prepayment premium of $381,000.

*

The 70% interest in 233 North Michigan Avenue was acquired subject to an existing non-recourse first mortgage with an outstanding balance of approximately $100 million, which matures July 2011 and carries a fixed interest rate of 7.21%. In accordance with generally accepted accounting principles, the mortgage will be recorded at approximately $112 million to reflect the fair value of the financial instrument based on the market rate of 4.94% on the date of purchase. An offset to the interest rate adjustment will be the amortization of the existing above market rental rates to current market. The Company expects these two financial entries to approximately offset one another for GAAP purposes in 2005.

*

On January 10, 2005, the Company sold 1,600,000 shares of common stock to Citigroup Global Markets, Inc. The Company used the net proceeds of approximately $76 million towards the acquisition of the 70% interest in 233 North Michigan Avenue and to reduce outstanding variable rate debt. The Company granted the underwriter a thirty-day option to purchase up to 200,000 additional shares to cover over-allotments, if any.

*

The Company has begun efforts to form a discretionary fund, which would acquire office properties similar to those currently held in the portfolio. The targeted size of the fund is $500 million comprised of $300 million in debt and $200 million of equity, of which the Company may contribute approximately $50 million. Targeted investors are institutional investors, pension funds, state retirement systems and endowments. The Company would generate additional economic returns through the asset, property and construction management fees and the leasing commissions. While there is no assurance that the Company will be successful in these efforts, the economic benefits if it is will most likely not be realized until 2006.

Outlook for 2005
          The Company is forecasting FFO per diluted share of $4.40 to $4.54 and earnings per diluted share (“EPS”) of $1.83 to $1.95 for 2005. The reconciliation of forecasted earnings per diluted share to forecasted FFO per diluted share is as follows:

Guidance for 2005	Range

Fully diluted EPS	$1.83 - $1.95
Plus: Real estate depreciation and amortization	$2.85 - $2.86
Plus: Depreciation on unconsolidated joint ventures	$0.07 - $0.08
Plus: Diluted share adjustment for convertible preferred	$0.06 - $0.05
Less: Minority interest depreciation and amortization	($0.06 - $0.05)
Less: Gain on sale of real estate	($0.35 - $0.35)
Fully diluted FFO per share	$4.40 - $4.54

          The following assumptions were used in making this forecast:

*	An occupancy range of 91% to 94% with the average occupancy rate during the year of 92.6%;
*	An annual increase same store net operating income due predominantly to higher occupancy in the range of 3% to 6%;
*	Average interest rate of 4.2% on non-hedged, floating rate debt;
*	Purchasing Investcorp’s remaining 7% interest in 233 North Michigan on April 1st and
*

Net new investments following the $29 million Jacksonville investment of $40 million at an acquisition cap rate of 8%. Future acquisitions to be funded with debt and common equity such that the Company remains leverage neutral.

          Steven G. Rogers, President and Chief Executive Officer stated, “I am pleased with the progress we made in 2004 by increasing occupancy to 91%, restoring customer retention to historical levels near 70%, and achieving positive FFO growth.  As we look forward to 2005, I am excited about the opportunity to raise a discretionary fund.  The prospective benefits to our shareholders would be many. We look forward to giving you quarterly updates on our progress.”

          Additional Information
          January 1, 2003 marked the beginning of Parkway’s VALUE Square Operating Plan, which will span the three-year period ending December 31, 2005. This plan reflects the employees’ commitment to create Value for its shareholders while holding firm to the core Values as espoused in the Parkway Commitment to Excellence. The Company plans to create value by Venturing with best partners, Asset recycling, Leverage neutral growth, Uncompromising focus on operations, and providing an Equity return to its shareholders that is 10% greater than that of its peer group, the NAREIT Office Index. Equity return is defined as growth in FFO per diluted share.

          The Company will conduct a conference call to discuss the results of its fourth quarter operations on Tuesday, February 8, 2005, at 10:00 a.m. ET. The number for the conference call is 800-474-8920. A taped replay of the call can be accessed 24 hours a day through February 18, 2005 by dialing 888-203-1112 and using the pass code of 294655. An audio replay will be archived and indexed in the investor relations section of the Company’s website at http://www.pky.com .  A copy of the Company’s 2004 fourth quarter supplemental financial and property information package is available by accessing the Company’s website, emailing your request to rjordan@pky.com or calling Rita Jordan at 601-948-4091. Please participate in the visual portion of the conference call by accessing the Company’s website and clicking on the “4Q Call” icon. By clicking on topics in the left margin, you can follow visual representations of the presentation.

          Additional information on Parkway Properties, Inc., including an archive of corporate press releases and conference calls, is available on the Company’s website. The Company’s fourth quarter 2004 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company’s website prior to the start of the conference call.

          About Parkway Properties
          Parkway Properties, Inc. is a self-administered real estate investment trust specializing in the operations, acquisition, ownership, management, and leasing of office properties. The Company is geographically focused on the Southeastern and Southwestern United States and Chicago. Parkway owns or has an interest in 62 office properties located in 11 states with an aggregate of approximately 11,563,000 square feet of leasable space as of February 7, 2005. The Company also offers fee based real estate services through its wholly owned subsidiary, Parkway Realty Services, to its owned properties and to its third party and minority interest properties.

          Certain statements in this release that are not in the present tense or discuss the Company’s expectations (including the use of the words anticipate, forecast or project) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; the risks associated with the ownership of real property; and other risks and uncertainties detailed from time to time on the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

          FOR FURTHER INFORMATION:
          Steven G. Rogers
               President & Chief Executive Officer
          Marshall A. Loeb
               Chief Financial Officer
               (601) 948-4091

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31 2004	December 31 2003

	(Unaudited)
Assets
Real estate related investments:
Office and parking properties	$959,279	$844,168
Parking development	4,434	—
Accumulated depreciation	(142,906)	(115,473)
	820,807	728,695
Land available for sale	3,528	3,528
Note receivable from Moore Building Associates LP	—	5,926
Mortgage loans	—	861
Investment in unconsolidated joint ventures	25,294	20,026
	849,629	759,036
Interest, rents receivable and other assets	42,448	35,072
Intangible assets, net	38,034	7,732
Cash and cash equivalents	1,077	468
	$931,188	$802,308
Liabilities
Notes payable to banks	$104,618	$110,075
Mortgage notes payable without recourse	353,975	247,190
Accounts payable and other liabilities	42,468	37,022
	501,061	394,287
Minority Interest
Minority Interest - unit holders	39	41
Minority Interest - real estate partnerships	3,699	—
	3,738	41
Stockholders’ Equity
8.34% Series B Cumulative Convertible Preferred stock, $.001 par value, 2,142,857 shares authorized, 803,499 and 1,942,857 shares issued and outstanding in 2004 and 2003, respectively	28,122	68,000
8.00% Series D Preferred stock, $.001 par value, 2,400,000 shares authorized, issued and outstanding	57,976	57,976
Preferred membership interests	10,741	—
Common stock, $.001 par value, 65,057,143 shares authorized, 12,464,817 and 10,808,131 shares issued and outstanding in 2004 and 2003, respectively	12	11
Common stock held in trust, at cost, 130,000 and 128,000 shares in 2004 and 2003, respectively	(4,400)	(4,321)
Additional paid-in capital	310,455	252,695
Unearned compensation	(4,122)	(4,634)
Accumulated other comprehensive loss	(226)	—
Retained earnings	27,831	38,253
	426,389	407,980
	$931,188	$802,308

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended December 31

	2004	2003

	(Unaudited)
Revenues
Income from office and parking properties	$41,155	$35,089
Management company income	2,562	448
Interest on note receivable from Moore Building Associates LP	—	206
Incentive management fee from Moore Building Associates LP	—	79
Other income and deferred gains	17	48
	43,734	35,870
Expenses
Office and parking properties:
Operating expense	17,825	15,754
Interest expense:
Contractual	5,419	3,963
Prepayment expenses	381	—
Amortization of loan costs	149	84
Depreciation and amortization	10,202	7,356
Operating expense for other real estate properties	4	6
Interest expense on bank notes:
Contractual	1,100	696
Amortization of loan costs	112	137
Management company expenses	99	89
General and administrative	1,375	1,017
	36,666	29,102
Income before equity in earnings,
gain and minority interest	7,068	6,768
Equity in earnings of unconsolidated joint ventures	228	568
Gain on sale of joint venture interests and real estate	3,535	—
Minority interest - unit holders	—	(1)
Minority interest - real estate partnerships	35	—
Net Income	10,866	7,335
Dividends on preferred stock	(1,390)	(1,200)
Dividends on convertible preferred stock	(1,064)	(1,418)
Net income available to common stockholders	$8,412	$4,717
Net income per common share:
Basic	$0.71	$0.44
Diluted	$0.70	$0.43
Dividends per common share	$0.65	$0.65
Weighted average shares outstanding:
Basic	11,794	10,795
Diluted	12,006	11,030

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
 (In thousands, except per share data)

	Twelve Months Ended December 31

	2004	2003

	(Unaudited)
Revenues
Income from office and parking properties	$160,506	$142,196
Management company income	3,832	2,136
Interest on note receivable from Moore Building Associates LP	—	819
Incentive management fee from Moore Building Associates LP	—	300
Other income and deferred gains	37	599
	164,375	146,050
Expenses
Office and parking properties:
Operating expense	73,487	63,362
Interest expense:
Contractual	19,788	16,026
Prepayment expenses	511	—
Amortization of loan costs	556	293
Depreciation and amortization	36,843	28,030
Operating expense for other real estate properties	22	37
Interest expense on bank notes:
Contractual	3,796	2,834
Amortization of loan costs	441	565
Management company expenses	358	391
General and administrative	4,464	4,201
	140,266	115,739
Income before equity in earnings, gain and minority interest	24,109	30,311
Equity in earnings of unconsolidated joint ventures	1,697	2,212
Gain on note receivable, sale of joint venture interests and real estate	4,309	10,661
Minority interest - unit holders	(2)	(3)
Minority interest - real estate partnerships	127	—
Net Income	30,240	43,181
Original issue costs associated with redemption of preferred stock	—	(2,619)
Dividends on preferred stock	(5,525)	(5,352)
Dividends on convertible preferred stock	(5,186)	(6,091)
Net income available to common stockholders	$19,529	$29,119
Net income per common share:
Basic	$1.73	$2.85
Diluted	$1.70	$2.79
Dividends per common share	$2.60	$2.60
Weighted average shares outstanding:
Basic	11,270	10,224
Diluted	11,478	10,453

PARKWAY PROPERTIES, INC.
RECONCILIATION OF FUNDS FROM OPERATIONS AND
FUNDS AVAILABLE FOR DISTRIBUTION TO NET INCOME
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31,
2004 AND 2003
(In thousands, except per share data)

	Three Months Ended December 31		Twelve Months Ended December 31

	2004	2003	2004	2003

	(Unaudited)		(Unaudited)
Net Income	$10,866	$7,335	$30,240	$43,181
Adjustments to Net Income:
Preferred Dividends	(1,390)	(1,200)	(5,525)	(5,352)
Convertible Preferred Dividends	(1,064)	(1,418)	(5,186)	(6,091)
Original Issue Costs - Redemption of Preferred Stock	—	—	—	(2,619)
Depreciation and Amortization	10,202	7,356	36,843	28,030
Minority Interest Depreciation and Amortization	(164)	—	(654)	—
Adjustments for Unconsolidated Joint Ventures	621	556	2,345	2,030
Amortization of Deferred Gains	—	(18)	—	(26)
Minority Interest - Unit Holders	—	1	2	3
Gain on Sale of Joint Venture Interests and Real Estate	(3,535)	—	(3,535)	(10,299)
Funds From Operations Applicable to Common Shareholders (1)	$15,536	$12,612	$54,530	$48,857
Funds Available for Distribution Funds
From Operations Applicable to Common Shareholders	$15,536	$12,612	$54,530	$48,857
Add (Deduct) :
Adjustments for Unconsolidated Joint Ventures	(326)	(316)	(1,719)	(2,147)
Adjustments for Minority Interest in Real Estate Partnerships	39	—	157	—
Straight-line Rents	(1,733)	233	(3,693)	(1,385)
Amortization of Above/Below Market Leases	62	(29)	139	(29)
Amortization of Restricted Shares and Share Equivalents	193	194	783	694
Capital Expenditures:
Building Improvements	(825)	(960)	(3,923)	(4,606)
Tenant Improvements - New Leases	(2,628)	(740)	(10,390)	(3,881)
Tenant Improvements - Renewal Leases	(1,688)	(1,718)	(3,880)	(4,869)
Leasing Costs - New Leases	(262)	(334)	(2,633)	(1,002)
Leasing Costs - Renewal Leases	(101)	(237)	(1,794)	(1,378)
Funds Available for Distribution (1)	$8,267	$8,705	$27,577	$30,254
Diluted Per Common Share/Unit Information (**)
FFO per share	$1.23	$1.08	$4.51	$4.38
Dividends paid	$0.65	$0.65	$2.60	$2.60
Dividend payout ratio for FFO	52.70%	60.11%	57.70%	59.33%
Weighted average shares/units outstanding	13,459	12,974	13,253	12,539
Other Supplemental Information
Upgrades on Acquisitions	$1,784	$2,454	$7,976	$6,463
Gain on Note Receivable and Land	$—	$—	$774	$362
**Information for Diluted Computations:
Convertible Preferred Dividends	$1,064	$1,418	$5,186	$6,091
Basic Common Shares/Units Outstanding	11,795	10,797	11,271	10,225
Convertible Preferred Shares Outstanding	1,451	1,943	1,773	2,085
Dilutive Effect of Stock Options, Warrants and Deferred Share Units	213	234	209	229

(1)

Funds from operations (“FFO”) applicable to common shareholders and funds available for distribution (“FAD”) are included herein because we believe that these measures are helpful to investors and our management as measures of the performance of an equity REIT.  These measures, along with cash flow from operating, financing and investing activities, provide investors with an indication of our ability to incur and service debt, to pay dividends, to make capital expenditures and to fund other cash needs.

Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined as net income, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from the sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

There is not a standard definition established for FAD.  Therefore, our measure of FAD may not be comparable to FAD reported by other REITs.  We define FAD as FFO, excluding the amortization of restricted shares, amortization of above/below market leases and straight line rent adjustments, and reduced by non-revenue enhancing capital expenditures for building improvements, tenant improvements and leasing costs.  Adjustments for unconsolidated partnerships and joint ventures are included in the computation of FAD on the same basis.

PARKWAY PROPERTIES, INC.
CALCULATION OF EBITDA AND COVERAGE RATIOS
FOR THE THREE MONTHS AND TWELVE MONTHS ENDED DECEMBER 31, 2004 AND 2003
(In thousands)

	Three Months Ended December 31		Twelve Months Ended December 31

	2004	2003	2004	2003

	(Unaudited)		(Unaudited)
Net Income	$10,865	$7,334	$30,240	$43,181
Adjustments to Net Income:
Interest Expense	6,520	4,659	23,584	18,860
Amortization of Financing Costs	261	221	997	858
Prepayment Expenses - Early Extinguishment of Debt	381	—	511	—
Depreciation and Amortization	10,202	7,355	36,843	28,030
Amortization of Deferred Compensation	193	194	783	694
Gain on Note Receivable, Sale of Joint Venture Interests and Real Estate	(3,535)	—	(4,309)	(10,661)
Tax Expenses	(49)	(127)	(49)	5
EBITDA Adjustments - Unconsolidated Joint Ventures	1,533	1,435	5,929	5,456
EBITDA Adjustments - Minority Interest in Real Estate Partnerships	(443)	—	(1,771)	—
EBITDA (1)	$25,928	$21,071	$92,758	$86,423
Interest Coverage Ratio:
EBITDA	$25,928	$21,071	$92,758	$86,423
Interest Expense:
Interest Expense	$6,520	$4,659	$23,584	$18,860
Capitalized Interest	9	—	15	—
Interest Expense - Unconsolidated Joint Ventures	751	717	2,927	2,796
Interest Expense - Minority Interest in Real Estate Partnerships	(273)	—	(1,093)	—
Total Interest Expense	$7,007	$5,376	$25,433	$21,656
Interest Coverage Ratio	3.70	3.92	3.65	3.99
Fixed Charge Coverage Ratio:
EBITDA	$25,928	$21,071	$92,758	$86,423
Fixed Charges:
Interest Expense	$7,007	$5,376	$25,433	$21,656
Preferred Dividends	2,454	2,618	10,711	11,444
Preferred Distributions -
Unconsolidated Joint Ventures	123	123	507	499
Principal Payments (Excluding Early
Extinguishment of Debt)	3,457	2,687	13,087	11,005
Principal Payments - Unconsolidated Joint Ventures	163	151	633	573
Principal Payments - Minority Interest in Real Estate Partnerships	(69)	—	(399)	—
Total Fixed Charges	$13,135	$10,955	$49,972	$45,177
Fixed Charge Coverage Ratio	1.97	1.92	1.86	1.91

(1)

EBITDA, a non-GAAP financial measure, means operating income before mortgage and other interest expense, income taxes, depreciation and amortization.  We believe that EBITDA is useful to investors and Parkway’s management as an indication of the Company’s ability to service debt and pay cash distributions.  EBITDA, as calculated by us, is not comparable to EBITDA reported by other REITs that do not define EBITDA exactly as we do. EBITDA does not represent cash generated from operating activities in accordance with generally accepted accounting principles, and should not be considered an alternative to operating income or net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

PARKWAY PROPERTIES, INC.
NET OPERATING INCOME FROM OFFICE AND PARKING PROPERTIES
THREE MONTHS ENDED DECEMBER 31, 2004 AND 2003
(In thousands, except number of properties data)

			Net Operating Income		Occupancy

	Number of Properties	Percentage of Port- folio (1)	2004	2003	2004	2003

Same store properties (3)	51	74.30%	$17,335	$18,321	89.7%	86.5%
2004 acquisitions	3	15.66%	3,654	(175)	96.8%	N/A
Other property (2)	1	4.43%	1,033	—	85.5%	N/A
Assets sold	—	5.61%	1,308	1,189	N/A	N/A
Net Operating Income from Office and Parking Properties	55	100.00%	$23,330	$19,335

(1)	Percentage of portfolio based on 2004 net operating income.

(2)

In accordance with FIN 46, Parkway began including Moore Building Associates, LP (“MBALP”) in its consolidated financial statements effective January 1, 2004.  MBALP owns the Toyota Center, which is an office building located in Memphis, TN.

(3)

Parkway defines Same Store Properties as those properties that were owned for the entire three-month periods ended December 31, 2004 and 2003.  Same Store net operating income (“SSNOI”) includes income from real estate operations less property operating expenses (before interest and depreciation and amortization) for Same Store Properties.  SSNOI as computed by Parkway may not be comparable to SSNOI reported by other REITs that do not define the measure exactly as we do.  SSNOI is a supplemental industry reporting measurement used to evaluate the performance of the Company’s investments in real estate assets.  The following table is a reconciliation of net income to SSNOI:

	Three Months Ended December 31		Twelve Months Ended December 31

	2004	2003	2004	2003

Net income	$10,866	$7,335	$30,240	$43,181
Add (Deduct):
Interest expense	7,161	4,880	25,092	19,718
Depreciation and amortization	10,202	7,356	36,843	28,030
Operating expense for other real estate properties	4	6	22	37
Management company expenses	99	89	358	391
General and administrative expenses	1,375	1,017	4,464	4,201
Gain on note receivable, sale of joint venture interests and real estate	(3,535)	—	(4,309)	(10,661)
Minority interest - unit holders	—	1	2	3
Minority interest - real estate partnerships	(35)	—	(127)	—
Management company income	(2,562)	(448)	(3,832)	(2,136)
Interest income	—	(206)	—	(819)
Incentive management fee income	—	(79)	—	(300)
Equity in earnings of unconsolidated joint ventures	(228)	(568)	(1,697)	(2,212)
Other income and deferred gains	(17)	(48)	(37)	(599)
Net operating income from office and parking properties	23,330	19,335	87,019	78,834
Less: Net operating income from non same store properties	(5,995)	(1,014)	(20,233)	(5,512)
Same Store net operating income	$17,335	$18,321	$66,786	$73,322

SOURCE  Parkway Properties, Inc.
          -0-                                        02/07/2005
          /CONTACT:  Steven G. Rogers, President & Chief Executive Officer, or
Marshall A. Loeb, Chief Financial Officer, +1-601-948-4091, both of Parkway
Properties, Inc./
          /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030513/PARKLOGO
                       AP Archive:  http://photoarchive.ap.org
                       PRN Photo Desk, photodesk@prnewswire.com/
          /Web site:  http://www.pky.com /